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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 8, 2000

                                    SDL, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)

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

        0-25688                           77-0331449
(Commission File Number)     (I.R.S. employer identification No.)
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                               80 ROSE ORCHARD WAY
                               SAN JOSE, CA 95134
                    (Address of principal executive offices)


                                 (408) 943-9411
              (Registrant's telephone number, including area code)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On March 8, 2000, SDL, Inc., a Delaware corporation ("SDL") acquired all of the outstanding share capital of Queensgate Instruments Limited ("Queensgate") pursuant to a Share Purchase Agreement (the "Agreement") dated March 8, 2000 among SDL and the shareholders and optionholders of Queensgate. Queensgate is located in Bracknell, United Kingdom and manufactures optical network monitoring modules for long-haul terrestrial fiber optic transmissions systems. The Agreement calls for the payment by SDL to the shareholders and optionholders of Queensgate of consideration of up to $210 million consisting of an initial payment of $3 million cash and $57 million of SDL Common Stock, valued at SDL's average closing price for the 20 trading days ended February 28, 2000. The Agreement also calls for contingent future payments of up to $150 million based on Queensgate's pretax profits in 2000 and 2001. The outstanding options held by Queensgate employees to purchase Queensgate stock have been assumed by SDL under SDL's stock option plan. The SDL Common Stock to be received by the Queensgate securityholders is quoted on the Nasdaq National Market.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial Statements of Businesses Acquired.

          The audited financial statements of Queensgate will be filed by amendment to this Form 8-K on or before the date 75 days following the March 8, 2000 closing of the acquisition of all of the capital stock of Queensgate.

     (b)  Pro Forma Financial Information.

          The unaudited pro forma financial information required by this Item 7(b) will be filed by amendment to this Form 8-K on or before the date 75 days following the March 8, 2000 closing of the acquisition of all of the capital stock of Queensgate.

     (c)  Exhibits.

          The Exhibit Index appearing on page 4 is incorporated herein by reference.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SDL, INC.
                                       (The Registrant)

                                       By: \s\ MICHAEL L. FOSTER
                                           ---------------------------------
                                           Michael L. Foster
                                           Chief Financial Officer


Dated:  March 21, 2000

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                                  EXHIBIT INDEX

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
Exhibit
Number     Description

 2.1(1)    Share Purchase Agreement dated March 8, 2000 for the acquisition of all of the share capital of Queensgate Instruments Limited

99.1       Press Release dated March 8, 2000
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(1)  Schedules and exhibits have been omitted but will be furnished to the
     Securities and Exchange Commission upon request.

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